Exhibit (a)(1)(C)

American Realty Capital New York City REIT American Realty Capital New York City REIT, Inc. TENDER OFFER NOTICE OF WITHDRAWAL Important – When completed, please send to: AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC. C/O DST SYSTEMS, INC., 430 W. 7TH STREET, KANSAS CITY, MO 64105-1407 1 Required for ALL Changes Important: Please use BLOCK letters. Note: Account number may be found on statement. Registration Name(s) on Account Name of Account Owner Social Security Number (or) Tax Identification Number Account Number Name of Joint Account Owner (if applicable) Social Security Number (or) Tax Identification Number Name of Trust or Business Entity (Does not apply to IRA accounts) Name of Custodian or Trustee Custodian/Trust/Business Entity Tax ID# I/We, the undersigned, hereby request that any Letter of Transmittal received or dated prior to the date of this notice be withdrawn. I/We do not wish to have any shares purchased in the tender offer to purchase up to 500,000 shares of the common stock, par value $0.01 per share, of American Realty Capital New York City REIT, Inc. for cash at a purchase price equal to $12.95 per share, which expires (unless extended) on July 24, 2018 (the “Tender Offer”). I/We understand that if we subsequently elect to participate in the Tender Offer for the accounts listed here we will be required to complete and submit a new Letter of Transmittal. 2 Required Signatures Required Signatures – All Investors or Authorized Representative(s) Owner/Authorized Person’s Signature Date (mm/dd/yyyy) Co-Owner/Trustee/Custodian’s Signature (if applicable) Date (mm/dd/yyyy) Owner/Authorized Person’s Signature Date (mm/dd/yyyy) Important – When completed, please send to: American Realty Capital New York City REIT, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105-1407 Phone Number - 866-902-0063 THIS NOTICE OF WITHDRAWAL HAS TO BE RECEIVED BEFORE 11:59 P.M. EASTERN ON JULY 24, 2018 TO BE VALID. AFTER THE DUE DATE NO TENDERS MAY BE WITHDRAWN.